TECHNOLOGY TRANSFER AGREEMENT

	This Agreement is effective as of July 8, 2005 (the "Effective Date"), between Centale, Inc., a New York corporation, with executive offices at 6700
N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309 ("Centale"), and Moses Johnson, whose offices are at 2207 Chestnut Street, 2nd Floor, Philadelphia, PA 19103 ("Johnson").

	WHEREAS, Johnson owns and operates a Website under the domain name "musicondemand.net," and owns or has rights to use the technology used in the operation of the Website, and Centale wishes to acquire the Website and the related technologies, and Johnson is willing to transfer same on the terms and subject to the conditions hereof.

	NOW, THEREFORE, it is agreed:

                                 ARTICLE I

                                DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article I and shall have the meaning specified herein:

     1.1 Business. "Business" means the operation of a Website under the Domain Name and all related commercial activity carried on prior to this date by Johnson, as well as any other commercialization of the music on demand technology described in U.S. provisional application 60/692070, filed on or about June 17, 2005, entitled "Media Search And Retrieval System Using Links".

     1.2 Copyrights. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and
(iii) moral rights under the laws of any jurisdiction.

     1.3 Database Rights. "Database Rights" means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

     1.4 Domain Names. "Domain Name" means "musicondemand.net" as registered by Moses Johnson on ______________ with ____________________, as well as any other domain names owned of record by Johnson..

     1.5 Johnson Technology. "Johnson Technology" means all of the Technology owned, developed or used with rights of assignment by Johnson in connection with the Business.

     1.6 Patent Application. "Patent Application" means the application for Letters Patent of the United States [Application Serial No. 60/692070] executed on or about June 17, 2005, entitled AMedia Search And Retrieval System Using Links,@ with the inventor Moses Johnson.

     1.7 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.8 Technology. "Technology" means technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), optical, hydraulic and fluidic apparatus and processes, detection and analytical devices, databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like. The term "Technology" includes Copyrights, Database Rights, trade secrets and any other intellectual property right, including any trademark, trade name, trade dress or service mark, domain name or applications for registration thereof.

     1.9  Third Party.  "Third Party" means a Person other than Johnson and
Centale.

     1.10 Websites. "Website" means the business carried on at the URL identified by the Domain Names.

                                  ARTICLE II

                            TRANSFER OF OWNERSHIP

     2.1 Assignment of Domain Names.

     a. At the Closing, Johnson will transfer to Centale all of Johnson's right, title and interest in and to all of the Domain Names. Said transfer will be documented by:

     i   the delivery by Johnson to Centale at the Closing of a completed and duly executed A______________________________@ as published by
_________________________, sufficient in form to register Centale as the Registrant for the Domain Names; and

     ii Submission on the Closing Date by Centale to ___________________ of a modification to the Service Agreement covering the Domain Names, said modification being the designation of __________________ as Administrative Contact and Billing Contact and of ______________ as Technical Contact.

     b. The parties contemplate that Centale will utilize the Domain Names in connection with the Business. Accordingly, Johnson will take any action in addition to those specified in Section 2.1(a) above which is reasonably necessary to permit Centale full utilization of the Domain Names.

     2.2 Assignment of Patent Application. At the Closing, Johnson will execute and tender to Centale the Assignment of Patent Application which is annexed hereto as Appendix A. In addition, Johnson will provide Centale all reasonable assistance required in order to cause the letters patent to issue in the name of Centale.

     2.3 Assignment Of Technology. At the Closing, Johnson will deliver an instrument of assignment that will grant, convey and assign to Centale all of Johnson's right, title and interest in and to the Johnson Technology, to be held and enjoyed by Centale, its successors and assigns. Johnson will further grant, convey and assign to Centale at the Closing all of Johnson's right, title and interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Patents or Database Rights in and to the Johnson Technology, and for past misappropriation of trade secrets in and to the Johnson Technology. Johnson further covenants that Johnson will, without demanding any further consideration therefore, at the request and expense of Centale (except for the value of the time of Johnson employees), do all commercially reasonable lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Centale's rights to such Johnson Technology, including, but not limited to, execution and acknowledgement of assignments and other instruments in a form reasonably required by Centale for each Copyright, Patent or Database Right jurisdiction.

     2.4 Assignment Disclaimer. CENTALE ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT JOHNSON HAS NOT MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

                                 ARTICLE III

                        CONSIDERATION FOR TECHNOLOGY

     3.1 Cash Consideration. Centale will pay Johnson a total of Fifty Thousand Dollars ($50,000) for the Johnson Technology. Johnson acknowledges prior receipt of Twenty-Five Thousand Dollars ($25,000), which shall be a credit toward Centale's obligation under this Section 3.1.

     3.2  Royalty.

     a. Payments. Centale shall pay to Johnson, in perpetuum, a royalty equal to (i) ten percent (10%) of Centale's Music Net Revenue up to Twenty-Five Million Dollars ($25,000,000) in revenue and (ii) twenty percent (20%) of Centale's Music Net Revenue in excess of Twenty-Five Million Dollars ($25,000,000). These payments shall be made within thirty (30) days after the end of each calendar quarter, based upon the Music Net Revenue during that calendar quarter, and shall be accompanied by a report, in reasonable detail, specifying the basis for the amount paid.

     b. Audit Rights. Johnson shall be entitled to have an independent public accounting firm audit Centale's books and records for the sole purpose of confirming the accuracy of Music Net Revenue reported pursuant to Section 3.2(a) above. Any such audit shall be performed on at least twenty (20) days' prior written notice to Centale, during normal business hours and, at Centale's request, subject to the independent accounting firm's execution of a reasonable confidentiality agreement. The independent accounting firm shall report to Johnson.whether the correct Music Net Revenue has been reported and/or the correct royalties have been paid, as applicable, and, if not, the amount of the discrepancy and an explanation as to how the discrepancy likely occurred. Audits shall be conducted no more frequently than twice in any twelve (12) month period, unless the preceding audit revealed a discrepancy. In the case of any discrepancy, the appropriate adjustment in payments shall promptly be made. Any such audit shall be performed at the Johnson's expense, unless the audit reveals a discrepancy of more than the greater of (i) five thousand dollars ($5,000) or (ii) five percent (5%) between the Net Revenue actually reported and those which should have been reported, in which case Centale shall reimburse the audit fee.

     c. "Music Net Revenue" means (i) the aggregate license fees and other revenue received by Centale from commercialization of all or part of the music on demand technology described in U.S. provisional application 60/692070, filed on or about June 17, 2005, entitled "Media Search And Retrieval System Using Links," net of the cost of goods sold, if any, , and not including freight, taxes, insurance, and similar ancillary charges, less (ii) credits for refunds and returns.

     d. Free Distribution. Centale shall be entitled to distribute the services provided by the Website free-of-charge or coupled with other products and services marketed by Centale, provided such distribution serves a legitimate business purpose of Centale. In such circumstances unless Centale receives payment specifically attributable to the Website, there will be no Music Net Revenue arising from the transaction. Johnson acknowledges that his royalty may be limited by this practice, but expects to obtain benefit from the practice as a shareholder of Centale.

     3.3 Stock Grant. At the Closing Centale will deliver to Johnson a certificate for five hundred thousand (500,000) shares of Centale common stock. The certificate will be issued pursuant to the Award Agreement annexed hereto as Appendix B, and Johnson's rights in the shares shall be subject to the restrictions set forth in the Award Agreement.


                                ARTICLE IV

                            JOHNSON WARRANTIES

     4.1 To the best of his knowledge, Johnson represents and warrants to Centale the following:

     a. Taxes. Johnson has either (i) sought necessary filing extensions, or (ii) filed all tax returns that he is required to file with all governmental agencies as a result of the Business, and has paid or accrued for payment all taxes as shown on such returns. There is no material claim for taxes that is a lien against the Johnson Technology;

     b. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Johnson or the Business that arose out of the Business. Johnson is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the Business or the Website;

     c. Intellectual Property And Intangible Assets. Johnson has full legal right, title and interest in and to all of the Johnson Technology. Johnson has not received any written notice that the rights of any other person are violated by the use by Johnson of the Johnson Technology. None of the intellectual property included in the Johnson Technology has ever been declared invalid or unenforceable, or is the subject of any pending or, to Johnson's knowledge, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding; and

     d. Validity of the Agreement. This Agreement has been duly executed by Johnson and constitutes his valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate any agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which Johnson is a party or is bound, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

     e. No Retentions. The Johnson Technology includes all of the Technology utilized for commercial purposes by Johnson, either individually or in connection with the business of Solarbaybies, during the twelve months preceding the date of this Agreement, except for such Technology as is being transferred to Centale by Solarbaybies pursuant to the Asset Transfer Agreement of even date herewith.

     4.2. OTHER THAN THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN, JOHNSON MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR DOES JOHNSON ASSUME ANY OBLIGATIONS WITH RESPECT TO THE INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY ARISING AS A RESULT OF CENTALE'S ACTIVITIES WITH RESPECT TO SAME.

                                  ARTICLE V

                             CENTALE WARRANTIES

     5.1 To the best of its knowledge, Centale represents and warrants to Johnson the following:

     a. Organization and Standing. Centale is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Centale is qualified to do business as a foreign corporation in the State of Florida and in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions. Centale has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business;

     b. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Centale, or against Centale's officers or directors that arose out of their operation of Centale. Centale is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Centale;

     c. Validity of the Agreement. This Agreement has been duly executed by the Centale and constitutes its valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Certificate of Incorporation or Bylaws of Centale or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which Centale is a party or is bound, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body;

     d.   SEC Status.  The common stock of Centale is registered pursuant to
Section 12(g) of the Securities and Exchange Act of 1934. Centale has filed all reports required by the applicable regulations of the SEC. All of the filings by BYCC under the Exchange Act within the past year were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect; and

     e. Capitalization. Centale's entire authorized capital stock consists of 25,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value. There are 17,556,900 shares of Centale Common Stock issued and outstanding and no shares of preferred stock outstanding.

                                  ARTICLE VI

                               CONFIDENTIALITY

     6.1 Centale and Johnson will each keep confidential all information and documents obtained from the other. In the event the Closing does not occur or this Agreement is terminated for any reason, each party will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for his or its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other party's confidential information,
(iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving party when disclosed as demonstrated by written documentation in the possession of such party at such time, or (vi) in connection with any arbitration proceeding hereunder.


                                ARTICLE VII

                            CONDITIONS TO CLOSING

     7.1. Conditions Precedent to Obligations of Centale. The obligations of the Centale under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and each of the Parties shall have delivered to the other a certification to such effect.

     (b)  The Asset Transfer Agreement between Centale and Solarbaybies,
Inc. and the Employment Agreement between Centale and Johnson shall be in full force and effect, and the closing contemplated by the Asset Transfer Agreement shall be occurring simultaneous with the Closing hereunder.

     (c) Centale shall have evaluated and determined for itself the extent to which the Johnson Technology has reasonable prospects for profitable marketability, and assumes full and sole responsibility for same.

     7.2. Conditions Precedent to Obligations of Johnson. The obligations of the Johnson under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) Centale's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer of Centale shall have delivered to Johnson a certification to such effect.

     (b)  The Asset Transfer Agreement between Centale and Solarbaybies,
Inc. and the Employment Agreement between Centale and Johnson shall be in full force and effect, and the closing contemplated by the Asset Transfer Agreement shall be occurring simultaneous with the Closing hereunder.


                               ARTICLE VIII

                                 CLOSING

     8.1 Upon satisfaction of all conditions set forth in Article VII, the "Closing" will occur on the date designated by Centale, which closing date shall not be later than July 15, 2005 (the "Closing Date"). The Closing will occur at the offices of Centale's counsel in Brooklyn, New York, or at such other place and time agreed upon by the Parties. At the Closing, Johnson will deliver the assignments described in Article II hereof and Centale will cause a wire transfer in the net amount of the cash consideration provided under Section
3.1 (i.e. $25,000) to be sent to Johnson's account in accordance with transfer instructions provided by Johnson.

                               ARTICLE IX

                              TERMINATION

     9.1  This Agreement may be terminated at any time before the Closing, by:

     a.   The mutual agreement of the parties;

     b.   Any either party giving written notice of termination to the other if:

          (i) Any provision of this Agreement applicable to the other party shall be materially untrue or fail to be accomplished;

          (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof; or

          (iii) The Closing shall not have occurred on or prior to July 15, 2005

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this Article, each party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

                                 ARTICLE X

                               MISCELLANEOUS

     10.1 Governing Law.   This Agreement shall be governed by the laws of
the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

     10.2  Arbitration.

     (a) All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto do not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

          (1) Reasonable discovery shall be allowed in arbitration;

          (2) All proceedings before the arbitrators shall be held at the JAMS office 1700 Market Street Suite 2730 Philadelphia, PA 19103, under the laws of Pennsylvania;

          (3) The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in accordance with applicable Law and in any court having jurisdiction thereof;

          (4) The award rendered by the arbitrator(s) shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator(s); and

          (5) The arbitrator(s) shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

     10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized overnight or air courier (delivery charges prepaid), or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

          if to Johnson:

          Moses Johnson
          Solarbaybies, Inc.
          2207 Chestnut Street
          Philadelphia, PA 19103
          Telecopy:   (215) 988-0184

          if to Centale:

          Centale, Inc.
          6700 N. Andrews Ave., Suite 605
          Ft. Lauderdale, FL 33309
          Attention:  Patrick T. Parker, CEO
          Telecopy:   (954) 776-0136

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective when acknowledged or on the first Business Day following the day on which such notice or communication was sent. As used in this Section 10.3, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

     10.4. Entire Agreement. This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all pre-existing agreements or understandings between the Corporation and Johnson. No amendment or modification of this Agreement shall be valid or binding upon the Corporation or Johnson unless made in writing and signed on behalf of each of the Parties by their respective duly authorized representative.

     10.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

     10.6  Appendices A and B are incorporated herein in their entirety.

     WHEREFORE, the parties have signed this Technology Transfer Agreement effective as of the date set forth on its first page.

CENTALE, INC.

By: /s/ Patrick T. Parker			/s/ Moses Johnson
    ---------------------------                 ---------------------
    Patrick T. Parker                           MOSES JOHNSON
    Chief Executive Officer


                                  APPENDIX A

                      ASSIGNMENT OF PATENT APPLICATION

Moses Johnson, ("Johnson") with offices at 2207 Chestnut Street, 2nd Floor, Philadelphia, PA 19103, in consideration of Fifty Thousand Dollars and other good and sufficient considerations, the receipt of which is hereby acknowledged, by these presents has sold, assigned, transferred and set over, and by these presents sells, assigns, transfers and sets over unto Centale, Inc., a Delaware corporation located at 6700 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309, as assignee, and its successors, assigns and legal representatives, effective at least as early as July ___, 2005 his entire right, title and interest, for all countries, in and to the invention described in an application for Letters Patent of the United States Application Serial No. 60/692070, filed on or about June 17, 2005, entitled "Media Search And Retrieval System Using Links", with with the inventor Moses Johnson, and all the rights and privileges under any and all Letters Patent that may be granted therefor and thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from said United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said invention in any country or countries foreign to the United States, together with the right to file such applications; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for said invention in any country or countries foreign to the United States and all extensions, renewals and reissues thereof.

Johnson hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States and any Official of any country or countries foreign to the United States, whose duty is to issue patents or other evidence or forms of industrial property on applications as aforesaid to issue the same to Centale, its successors, assigns and legal representatives, or to such nominees as it may designate.

Johnson agrees that, when requested, he will, without charge to Centale, Inc. but at its expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining patents for the inventions in any and all countries and for vesting title thereto in Centale, Inc., its successors, assigns and legal representatives or nominees.

Johnson authorizes and empowers Centale, Inc., its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions filed by it or them, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from it.

Johnson hereby consents that a copy of this assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose and more particularly in proof of the right of the assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

Johnson covenants with Centale, Inc., its successors, assigns and legal representatives or nominees that the rights and property herein conveyed are free and clear of any encumbrance, and that he has full right to convey the same as herein expressed.

This assignment has been executed by the undersigned on the date opposite his name.

Date: July ___, 2005

___________________________
MOSES JOHNSON

COMMONWEALTH OF PENNSYLVANIA )
                                                          ) SS:
COUNTY OF                     	                          )

This ___day of July, 2005 before me personally appeared Moses Johnson, by me personally known, who acknowledged the foregoing instrument by him subscribed to be his free act and deed.

_______________________
    Notary Public



                                  APPENDIX B

                                 CENTALE, INC.

                      Award Agreement - Restricted Stock

  Date: July ___, 2005                             Number of Shares: 500,000

  Grantee: Moses Johnson

Restriction: The sole restriction is that the restricted shares may not be transferred, pledged or hypothecated unless and until they "vest." If the Grantee's employment by Centale, Inc. (the "Corporation") is terminated, all unvested shares shall be cancelled by the Corporation.

Vesting Schedule:

The vesting schedule will be:

   100,001 of the shares shall be issued and shall vest on the as of day of the Closing.

   133,333 of the shares will vest on each of the following dates (the "Vesting Dates") if, on the Vesting Date, the Grantee remains an employee of the Corporation: June 30, 2006, June 30, 2007 and June 30, 2008.

If a Change in Control occurs and the Grantee remains an employee of the Corporation on the effective date of the Change in Control, then all of the shares will vest on the effective date of the Change in Control.

A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than
(A) a person who on June 30, 2005 was the beneficial owner of more than 25% of the Corporation's outstanding shares, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or (C) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new Director whose election by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

Note: The certificate for the shares will bear a legend referencing this Award Agreement. The legend may be removed as to any vested shares immediately upon vesting on behalf of the Grantee by the Corporation.

                                               CENTALE, INC.


                                               By:
                                               Name:  Patrick T. Parker
                                               Title: Chief Executive Officer